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
                                                                                       Exhibit 11.1
Cross/Z International, Inc.
Computation of pro forma net loss per common share
--------------------------------------------------------------------------------
                                                                                Number of
                                                                                Common and                           Weighted
                                                                            Common Equivalent          Days           Average
Year ended December 31, 1996                                                      Shares           Outstanding        Shares
----------------------------------------                                    ------------------  ------------------  ------------

Common stock outstanding at January 1, 1996                                       791,640               365             791,640

     Stock options exercised:                                                      11,113               358              10,900
                                                                                   42,212               309              35,736
                                                                                -----------
                                                                                  844,965

Issuance and assumed conversion of series A preferred stock, net of                49,206                53               7,145
  conversions to Series C and as adjusted for anti-dilution                        40,923               312              34,981
                                                                                                -----------         -----------
                                                                                                        365              42,126

Issuance and assumed conversion of series B preferred stock, net of                46,679                53               6,778
  conversions to Series C and as adjusted for anti-dilution                        28,452               312              24,321
                                                                                                -----------         -----------
                                                                                                        365              31,099

Issuance and assumed conversion of series C preferred stock including             211,665                53              30,735
  conversions from series A and series B and as adjusted for anti-dilution        258,506               312             220,969
                                                                                                -----------         -----------
                                                                                                        365             251,704

Issuance and assumed conversion of series D peferred stock                        769,655               237             499,749
                                                                                  101,929               153              42,726
                                                                                  321,262               127             111,781
Accretion of series D dividends                                                    65,752               118              21,257
                                                                              -----------       -----------         -----------
                                                                                1,258,598                               675,513

Cheap stock consideration for common stock, stock options and warrants
  issued during 1996                                                              119,139               365             119,139
                                                                                                                    -----------
Pro forma weighted average shares used in per share computation                                                       1,957,856
                                                                                                                    ===========

Net loss for the year ended December 31, 1996                                                                       $(4,917,935)


Pro forma net loss per common share                                                                                 $     (2.51)
                                                                                                                    ===========
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                                                          Exhiit 11.1 (CONT'D)
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


                                                                                Number of
                                                                                Common and                              Weighted
                                                                            Common Equivalent           Days             Average
Six months ended June 30, 1997                                                    Shares           Outstanding           Shares
----------------------------------------                                    ------------------  ------------------    ------------

Common stock outstanding at January 1, 1997                                        863,589               180             863,589

Issuance and assumed conversion of series A preferred stock,                        41,055               180              41,055
  adjusted for anti-dilution

Issuance and assumed conversion of series B preferred stock                         28,646               180              28,646
  adjusted for anti-dilution

Issuance and assumed conversion of series C preferred stock                        258,506               180             258,506
  adjusted for anti-dilution


Issuance and assumed conversion of series D preferred stock                      1,258,590               180           1,258,590
Accretion of series D dividends                                                     59,152                90              29,576
                                                                               -----------                           -----------
                                                                                 1,317,742                             1,288,166

Cheap stock consideration for common stock, stock options and warrants
  issued during the six months ended June 30, 1997                                 119,139               180             119,139

                                                                                                                     -----------
Pro forma weighted average shares used in per share computation                                                        2,599,101
                                                                                                                     ===========
Net loss for the six months ended June 30, 1997                                                                      $(3,506,881)

Pro form net loss per common share                                                                                   $     (1.35)
                                                                                                                     ===========



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